UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  February 16, 2012

(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31390	06-1195422
(Commission file number)	(IRS Employer Identification No.)

2400 Xenium Lane North

Plymouth, MN 55441

(Address of principal executive offices, including zip code)

(763) 551-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Cessation of Employment as Chief Executive Officer.  Effective February 17, 2012, the employment of Larry C. Barenbaum, Chief Executive Officer of Christopher & Banks Corporation (the “Company”), with the Company ended as a result of his resignation.  In connection with his resignation and pursuant to the terms of his Agreement entered into effective as of April 22, 2011 (the “Agreement”), Mr. Barenbaum and the Company executed a letter pursuant to which Mr. Barenbaum agreed to resign from all positions with the Company and its subsidiaries and the Company agreed to treat his resignation as a termination without cause under the terms of the Agreement.  Pursuant to the terms of the Agreement, subject to Mr. Barenbaum entering into and not revoking a release of all claims against the Company, Mr. Barenbaum will be entitled to receive: (1) severance payments equal to his current base salary for a period of six months, or a total of $250,000, and (2) payment by the Company of the employer portion of premiums for health and dental coverage for a period of six months.  The severance payments are subject to applicable deductions and withholdings and are payable during the Company’s normal payroll schedule after expiration of any applicable rescission periods.  Pursuant to the terms of the Agreement, Mr. Barenbaum is prohibited until February 17, 2013, from (i) directly or indirectly engaging with or providing services to a competitor, (ii) having a certain level of ownership interest in a competitor, (iii) serving as an officer, director, advisor, consultant or employee of, or participating in the management of, a competitor, (iv) soliciting any employee of the Company to leave the Company’s employ, or (v) encouraging any Company vendor, supplier or agent to curtail its relationship with the Company or to enter into a relationship with a competitor.  Pursuant to the terms of the Agreement, Mr. Barenbaum is also prohibited from using, or directly or indirectly divulging to any unauthorized person, any confidential information of the Company.

Cessation of Role as Director.  Effective February 17, 2012, Larry C. Barenbaum resigned as a director of the Company.

(c)           Election of Chief Executive Officer.  On February 16, 2012, the Board of Directors elected Joel Waller, effective as of February 17, 2012, as the Chief Executive Officer of the Company, in addition to his current duties as President.  The Board of Directors has also determined to commence a search for a permanent Chief Executive Officer.

Mr. Waller, 73, has more than 30 years of retail experience.  He has been President of the Company since December 13, 2011.  He has served as an executive retail consultant, including providing services to retailers such as the A.M. Retail Group (“A.M. Retail”).  From 2008 to 2010, Mr. Waller served as President of A.M. Retail.  From 2005 to 2008, he was the Chief Executive Officer of Wet Seal, Inc.  Prior to that, he was the Chief Executive Officer of Wilsons Leather for approximately twenty years.

There are no arrangements or understandings between Mr. Waller and any other person pursuant to which Mr. Waller was selected as Chief Executive Officer of the Company.  Mr. Waller does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a party, nor has Mr. Waller had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.  No family relationship exists between Mr. Waller and any of the Company’s other executive officers or directors.

Item 7.01	Regulation FD Disclosure.

A press release, dated February 17, 2012, announcing the leadership changes described above is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Christopher & Banks Corporation Press Release dated February 17, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Michael J. Lyftogt
Michael J. Lyftogt
Senior Vice President,
Chief Financial Officer

Date:  February 21, 2012

EXHIBIT INDEX

Exhibit Number	Description
99.1	Christopher & Banks Corporation Press Release dated February 17, 2012.